Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces $350 Million Repurchase of Shares from Icahn Enterprises

HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that it entered into a Purchase Agreement (“Purchase Agreement”) to repurchase approximately $350 million of the Company’s common shares beneficially owned by Carl C. Icahn and certain of his affiliates (“Icahn Enterprises” or “IEP”), at a purchase price of $130.52 per share, the closing price of Cheniere’s common shares on June 14, 2022. The purchase of the shares will be funded from Cheniere’s cash on hand and is a part of the Company’s $1 billion share repurchase authorization. The transaction is expected to close no later than June 21, 2022.

Pursuant to a nomination and standstill agreement entered in 2015, the Company agreed to give Icahn Enterprises one board seat for as long as it continued to hold at least 7,741,412 Company common shares. This transaction will result in Icahn Enterprises’ holdings in the Company to be under this threshold and the remaining director designee, Andrew Teno, will resign from the board of directors within two business days following the closing of the Purchase Agreement.

“Today’s $350 million repurchase reflects efficient execution on our long-term capital allocation plan and underscores our conviction in Cheniere’s industry-leading LNG platform at a time when environmental priorities and energy security have natural gas as a key focus globally,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “We appreciate Carl Icahn and his Board representatives for their support of Cheniere over these last almost seven years as we have become the world’s second largest LNG operator. They have provided guidance and insight which has meaningfully contributed to Cheniere’s growth and strategy over that time.”

“Our investment in Cheniere is a shining example of IEP’s activism efforts. We were instrumental in hiring CEO Jack Fusco, who has assembled a great team and unlocked the value of a fantastic asset. As we have said many times, when the time for activism is over, we generally take a profit on a portion of our stock. To date, we have made over $1.3 billion in realized and unrealized gains on Cheniere and, even after the sale today, we still remain sizeable owners of Cheniere stock,” said Carl Icahn.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 mtpa of LNG in operation. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, and share repurchases, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586